UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On February 18, 2014, Lear Corporation (the “Company”) gave notice to the trustee under the indenture, as amended and supplemented, pursuant to which its 7.875% Senior Notes due 2018 (the “2018 Notes”) and 8.125% Senior Notes due 2020 (the “2020 Notes”) were issued, that the Company has elected to redeem (i) all of the outstanding aggregate principal amount of the 2018 Notes on March 20, 2014, at a redemption price equal to 103.938% of the aggregate principal amount of the 2018 Notes being redeemed and (ii) 10% in original aggregate principal amount of the 2020 Notes on March 26, 2014, at a redemption price equal to 103.00% of the aggregate principal amount of the 2020 Notes being redeemed. Originally, $350 million in aggregate principal amount of the 2018 Notes and $350 million in aggregate principal amount of the 2020 Notes were issued under the indenture, and as of the date of this Current Report on Form 8-K, $280 million in aggregate principal amount of the 2018 Notes and $280 million in aggregate principal amount of the 2020 Notes is outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: February 18, 2014	By:	/s/ Jeffrey H. Vanneste
		Name:	Jeffrey H. Vanneste
		Title:	Senior Vice President and
Chief Financial Officer

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